SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 10, 2004

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Item 5. Other Events.

On March 10, 2004, Potlatch Corporation announced that Douglas D. Spedden had been promoted to Treasurer, a title formerly held by Gerald L. Zuehlke, who will retain the titles of Vice President, Finance, and Chief Financial Officer. Mr. Spedden had previously held the title of Assistant Treasurer. In addition to his regular duties as Treasurer, Mr. Spedden will also become the Company’s primary contact for the external financial community, including analysts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2004

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary